Exhibit 5.1

[LETTERHEAD OF SMITH, GAMBRELL & RUSSELL, LLP]

June 27, 2007

Board of Directors

Metro Bancshares, Inc.

2678 Hickory Level Road

Villa Rica, Georgia 30180

Re:	Metro Bancshares, Inc. – Registration Statement on Form SB-2

Ladies and Gentlemen:

We have acted as counsel for Metro Bancshares, Inc., a Georgia corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form SB-2, as amended (the “Registration Statement”) as filed with the Securities and Exchange Commission (the “Commission”) on or about the date hereof relating to: (i) the offer and sale by the Company of up to 2,800,000 shares (the “Offered Shares”) of common stock, par value $0.01 per share (the “Common Stock”), of the Company and (ii) the offer and sale by the Company of stock purchase warrants (the “Warrants”) covering 1,045,000 shares of the Common Stock (the “Warrant Shares”).

This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-B.

In connection with rendering our opinion herein, we have examined the following:

(1)	the Articles of Incorporation of the Company, certified by the Secretary of State of the State of Georgia;

(2)	the Bylaws of the Company;

(3)	resolutions of the board of directors of the Company, adopted as of April 24, 2007; and

(4)	the Registration Statement.

We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies.

Based upon such examination and upon examination of such other instruments and records as we have deemed necessary, we are of the opinion that: (i) the Offered Shares have been legally authorized by the Company and, are validly issued, fully-paid and non-assessable, and (ii) the Warrant Shares have been legally authorized by the Company, and when issued in accordance with the terms of such Warrants, will be validly issued, fully-paid and nonassessable.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus contained in the Registration Statement, as amended. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Robert C. Schwartz
Robert C. Schwartz
Smith, Gambrell & Russell, LLP